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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               MEMRY CORPORATION
                               -----------------
             (Exact name of registrant as specified in its charter)

                       DELAWARE                      06-1084424
                       --------                      ----------
               (State or Other Jurisdiction        (I.R.S. Employer
           of Incorporation or Organization)       Identification No.)

                               57 COMMERCE DRIVE
                         BROOKFIELD, CONNECTICUT 06804
                         -----------------------------
         (Address, Including Zip Code, or Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

Securities Act registration statement file number to which this form relates:
2-90711-B
---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                      Name of Each Exchange on Which
to be so Registered                      Each Class is to be Registered

Common Stock, par value $.01 per share   American Stock Exchange
--------------------------------------   -------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

None.
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Common Stock, par value $0.01 per share, of Memry Corporation.

The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on December 12, 1985, which description was incorporated by reference from the description of the Common Stock set forth under the caption "Description of Securities" at page 28 in the Prospectus of the Company (then known as Memory Metals, Inc.) dated November 9, 1984, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registrant File No. 2-90711-B).

ITEM 2.   EXHIBITS

None.
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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  June 15, 2000


                                    MEMRY CORPORATION


                                    By:    /s/  James G. Binch
                                       -------------------------------------
                                          Name: James G. Binch
                                          Title: Chairman and CEO